Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gold Resource Corporation:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235312) and Form S-8 (Nos. 333-214958 and 333-171779) of our report dated March 10, 2022 with respect to the consolidated financial statements of Gold Resource Corporation.

/s/ Plante & Moran, PLLC

Denver, Colorado

March 13, 2023